================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                ----------------

                                  FORM 8-K/A


                            (AMENDMENT NO. 1)

                            ----------------


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                October 17, 2003
            Date of Report (Date of earliest event reported)




                             AMKOR TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)




     000-29472                                         23-1722724
Commission file number                   (I.R.S. Employer Identification Number)




                              1345 Enterprise Drive
                             West Chester, PA 19380
                                 (610) 431-9600
             (Address of principal executive offices and zip code)



================================================================================

Item 5.    OTHER EVENTS

     The purpose of this Form 8-K/A is to amend the Form 8-K filed March 27, 2003. The consolidated financial statements of Anam Semiconductor, Inc. (ASI) for the three years ended December 31, 2002 have been restated by ASI to correct an error with respect to ASI's accounting for income taxes. ASI's prior financial statements, as of December 31, 2002, included deferred tax assets of $417.4 million against which ASI previously had recorded a $362.1 million valuation allowance. Additionally, ASI's prior financial statements, as of December 31, 2001, included deferred tax assets of $360.0 million against which ASI previously had recorded a $300.5 million valuation allowance. In October 2003, ASI determined that the proper accounting treatment, in accordance with generally accepted accounting principles in the United States, was that ASI should have recorded a full valuation allowance offsetting its deferred tax assets prior to 1999 except for those deferred tax assets that were realized in connection with the sale of its three packaging and test facilities to Amkor in 2000. ASI's conclusion is as a result of a determination that ASI had insufficient objective evidence to overcome the "more likely than not" standard of SFAS No. 109, "Accounting for Income Taxes," with respect to ASI's ability to realize its net deferred tax assets. As a result of the restatement, ASI reduced its net loss in 2002 and 2001 by $4.6 million and $13.8 million, respectively, and reduced its net income for 2000 by $72.9 million.


     The restated consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary for each of the three years ended December 31, 2002 are filed herein pursuant to rule 3-09 of Regulation S-X. We present the information in the following order:


Report of Independent Accountants...........................................  1

Consolidated Balance Sheets-- December 31, 2002 and 2001....................  3
Consolidated Statements of Operations-- Years ended
  December 31, 2002, 2001 and 2000..........................................  6
Consolidated Statements of Stockholders' Equity (Deficit)-- Years ended
     December 31, 2002, 2001 and 2000.......................................  7
Consolidated Statements of Cash Flows-- Years ended
     December 31, 2002, 2001 and 2000.......................................  8
Notes to Consolidated Financial Statements..................................  9

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Anam Semiconductor, Inc.

We have audited the accompanying consolidated balance sheets of Anam Semiconductor, Inc. and its subsidiary (the "Company") as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2002, which, as described in Note 2, have been prepared on the basis of accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those U. S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anam Semiconductor, Inc. and its subsidiary as of December 31, 2002 and 2001, and the results of their operations, and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


As discussed in Note 2 to the accompanying consolidated financial statements, the Company has restated its consolidated financial statements for the years ended December 31, 2000, 2001 and 2002, in order to properly state the valuation allowance on its deferred tax assets.


Continued;

Without qualifying our opinion, as discussed in Notes 3 and 21 to the accompanying consolidated financial statements, Anam Semiconductor, Inc.'s revenues are generated primarily from semiconductor foundry services provided to Amkor Technology Inc. ("Amkor") pursuant to a foundry agreement. On January 27, 2003, Anam Semiconductor, Inc. reached an agreement with Amkor to terminate Amkor's foundry agreement. Subsequent to the closing of this transaction, Anam Semiconductor, Inc.'s revenues will be generated primarily from semiconductor foundry services provided directly to Texas Instruments, Inc.

/s/ Samil Accounting Corporation
Seoul, Korea
January 17, 2003
  except for Note 21, which is as of January 27, 2003,
  and Notes 2, 13 and 15, which are as of October 6, 2003

                            ANAM SEMICONDUCTOR, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                         (as restated)
                                                                    Thousands of US Dollars
                                                                    -----------------------
                                                                       As of December 31,
                                                                    -----------------------
                                                                        2002       2001
                                                                      --------   --------
ASSETS

Current assets:
       Cash and cash equivalents                                      $ 15,369   $ 74,980
       Restricted cash                                                  49,754      1,951
       Bank deposits                                                       763        609
       Accounts receivable
           Trade                                                           266         56
           Due from affiliates                                          69,389     15,439
           Other                                                         2,035      4,460
       Inventories                                                      18,377     37,232
       Prepaid expenses                                                  6,929      5,578
       Other current assets                                              4,263      4,593
                                                                      --------   --------

                         Total current assets                          167,145    144,898

Restricted cash                                                              5      7,181
Investments
  Available for sale                                                     6,168     16,535
  Affiliated companies                                                  57,381     10,470
Long-term receivables from affiliate, net of allowance for doubtful
  accounts of $ 0 and $ 3,062 in 2002 and 2001                           1,184      9,667
Property, plant and equipment, net of
  accumulated depreciation                                             482,028    646,298
Other assets                                                            21,207     21,689
                                                                      --------   --------

                         Total assets                                 $735,118   $856,738
                                                                      ========   ========


         The accompanying notes are an integral part of these consolidated financial statements.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                     CONSOLIDATED BALANCE SHEETS, Continued;

                                                                         (as restated)
                                                                     Thousands of US Dollars
                                                                     -----------------------
                                                                        As of December 31,
                                                                       --------------------
                                                                         2002       2001
                                                                       --------   --------
LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
       Current portion of long-term debt                               $ 24,607   $ 20,736
       Current portion of long-term installment payable                     449      2,719
       Current portion of long-term obligations under capital leases     64,061     97,042
       Trade accounts and notes payable                                   8,839      5,966
       Other accounts payable                                             4,603      4,019
       Accrued expenses                                                   1,251      1,584
       Advances received                                                  4,120         21
       Other current liabilities                                          3,479      2,640
                                                                       --------   --------

                         Total current liabilities                      111,409    134,727

Long-term debt, net of current portion and
  discounts on debentures                                                40,928     59,213
Long-term installment payable, net of current portion                        68        464
Long-term obligations under capital
  leases, net of current portion                                         20,494     58,796
Accrued severance benefits, net                                             805        709
Liability for loss contingencies                                         57,198     56,305
                                                                       --------   --------

                         Total liabilities                             $230,902   $310,214
                                                                       --------   --------

Commitments and contingencies (Note 16)

         The accompanying notes are an integral part of these consolidated financial statements.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                     CONSOLIDATED BALANCE SHEETS, Continued;


                                                                       (as restated)
                                                         Thousands of US Dollars except share data
                                                         -----------------------------------------
                                                                    As of December 31,
                                                                   --------------------
                                                                2002                   2001
                                                              --------                -------
LIABILITIES AND
STOCKHOLDERS' EQUITY, Continued;

Stockholders' equity:
       Capital stock, W5,000 par value;
         authorized 300 million shares of common stock
         and 10 million shares of preferred stock
       Series A preferred stock:
           issued and outstanding
           2,240,240 shares in 2002 and 2001                     15,167                  15,167
       Series B preferred stock:
           issued and outstanding
           336,036 shares in 2002 and 2001                        2,220                   2,220
       Common stock:
           issued and outstanding
           123,880,768 shares in 2002 and
           111,880,768 shares in 2001                           589,865                 539,739
                                                              ---------               ---------
                                                                607,252                 557,126

       Capital surplus                                          530,581                 530,863
       Accumulated deficit                                     (628,503)               (535,952)

       Accumulated other comprehensive loss:
           Unrealized losses in investments                      (2,428)                 (1,615)
           Cumulative translation adjustment                     (2,686)                 (3,898)
                                                              ---------               ---------

       Total stockholders' equity                               504,216                 546,524
                                                              ---------               ---------

       Total liabilities and stockholders' equity             $ 735,118               $ 856,738
                                                              =========               =========


         The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 (as restated)
                                                                  Thousands of US Dollars except per share data
                                                                  ---------------------------------------------
                                                                         For the year ended December 31
                                                                         ------------------------------
                                                                     2002             2001              2000
                                                                 ------------    --------------    --------------
Sales                                                            $    213,813    $      161,700    $      344,792

Cost of sales                                                         313,230           261,995           303,110
                                                                 ------------    --------------    --------------

Gross profit (loss)                                                   (99,417)         (100,295)           41,682
                                                                 ------------    --------------    --------------

Operating expenses
     Selling and administrative expenses                               11,112            14,383            24,230
     Research and development                                           5,905             3,590             1,840
     Loss (gain) on disposal of PP&E, net                              (3,749)            3,886              (561)
                                                                 ------------    --------------    --------------
        Total operating expenses                                       13,268            21,859            25,509

Operating income (loss)                                              (112,685)         (122,154)           16,173
                                                                 ------------    --------------    --------------

Other (income) expense
     Interest income                                                   (5,964)          (12,069)          (23,760)
     Interest expense                                                  12,156            23,114            71,914
     Foreign currency loss (gain)                                      (1,431)            4,095            22,992
     Loss (gain) on disposal of investments, net                       (1,657)              370            12,824
     Impairment loss on investment                                      6,987             6,254               740
     Guarantee obligation loss                                              -             1,447            49,797
     Recovery on allowance for doubtful accounts                      (34,572)                -                 -
     Others, net                                                          767             1,618            (8,877)
                                                                 ------------    --------------    --------------
        Total other (income) expense                                  (23,714)           24,829           125,630
                                                                 ------------    --------------    --------------
Loss from continuing operations before income taxes,
     equity in gain (loss) affiliates                                 (88,971)         (146,983)         (109,457)

Provision for (benefit from) income taxes                                   -                 -           (15,208)

Equity in gain (loss) of unconsolidated affiliates                     (3,580)           (1,396)            1,660
                                                                 ------------    --------------    --------------

Loss from continuing operations                                       (92,551)         (148,379)          (92,589)
Discontinued operations :
     Income from discontinued packaging and testing operations
       (net of income taxes of $6,353
        for the four months ended April 30, 2000)                           -                 -            36,117
     Gain on sale of packaging and testing factories
       (net of income taxes of $112,724
        for the year ended December 31, 2000)                               -                 -           434,227
                                                                 ------------    --------------    --------------

Net income (loss)                                                $    (92,551)   $     (148,379)   $      377,755
                                                                 ============    ==============    ==============

PER SHARE DATA:

    Basic loss per common share from continuing operations       $      (0.79)   $        (1.33)   $        (1.04)
                                                                 ============    ==============    ==============
    Basic net income  (loss) per common share                    $      (0.79)   $        (1.33)   $         4.25
                                                                 ============    ==============    ==============
    Diluted loss per common share from continuing operations     $      (0.79)   $        (1.33)   $        (1.04)
                                                                 ============    ==============    ==============
    Diluted net income (loss) per common share                   $      (0.79)   $        (1.33)   $         4.25
                                                                 ============    ==============    ==============
    Weighted average number of shares used in computing basic
      net income (loss) per common share                          117,075,279       111,880,768        88,838,496
                                                                 ============    ==============    ==============
    Weighted average number of shares used in computing
      net income (loss) per common share diluted                  117,075,279       111,880,768        88,838,496
                                                                 ============    ==============    ==============


         The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                For the years ended December 31, 2002, 2001, 2000
                 (In thousands of US dollars except share data)

                                                                        Common Stock               Preferred Stock
                                                                  -------------------------      -------------------    Capital
                                                                    Shares         Amount         Shares      Amount    Surplus
                                                                    ------         ------         ------      ------    -------
Balance as of December 31, 1999                                    55,031,183     $ 284,329      2,576,276  $  17,387  $ 190,409
                                                                  -----------     ---------      ---------  ---------  ---------
Comprehensive income:
    Net income (a)
    Unrealized losses on investments, net of tax
    Reclassification adjustment for accumulated unrealized
      loss on investments, net of tax
    Currency translation adjustments, net of tax

Comprehensive income
Issuance of common stock for cash                                  37,707,039       169,374                              289,626
Debt to equity conversion                                          18,398,250        82,691                               49,615
Convertible bonds to equity conversion                                744,296         3,345                                2,770
Others                                                                                                                    (1,557)
Cancelled receivable from stockholders
Collection of receivable from stockholders
                                                                  -----------     ---------      ---------  ---------  ---------
Balance as of December 31, 2000 (a)                               111,880,768       539,739      2,576,276     17,387    530,863
                                                                  -----------     ---------      ---------  ---------  ---------
Comprehensive loss:
    Net Loss (a)
    Unrealized gain on investments, net of tax
    Reclassification adjustment for accumulated unrealized
      loss on investments included in net loss, net of tax

    Currency translation adjustments, net of tax
Comprehensive loss
                                                                  -----------     ---------      ---------  ---------  ---------
Balance as of December 31, 2001 (a)                               111,880,768       539,739      2,576,276     17,387    530,863
                                                                  -----------     ---------      ---------  ---------  ---------
Comprehensive loss:
    Net Loss (a)
    Unrealized losses on investments, net of tax
    Reclassification adjustment for accumulated unrealized
      loss on investments included in net loss, net of tax

    Currency translation adjustments, net of tax

Comprehensive loss
Issuance of common stock for cash                                  12,000,000        50,126                                 (282)
                                                                  -----------     ---------      ---------  ---------  ---------
Balance as of December 31, 2002 (a)                               123,880,768     $ 589,865      2,576,276  $  17,387  $ 530,581
                                                                  ===========     =========      =========  =========  =========
(a) As restated - See Note 2


                                                      Receivable from                          Accumulated Other
                                                        Stockholders  Accumulated Deficit  Comprehensive Income (Loss)     Total
                                                        ------------  -------------------  --------------------------      -----
Balance as of December 31, 1999                          $  (62,118)     $  (712,000)          $    (15,757)            $  (297,750)
                                                         ----------      -----------           ------------             -----------
Comprehensive income:
    Net income (a)                                                           377,755                                        377,755
    Unrealized losses on investments,
      net of tax                                                                                     (9,043)                 (9,043)
    Reclassification adjustment for
      accumulated unrealized
      loss on investments, net of tax                                                                   353                     353
    Currency translation adjustments, net of tax                                                     12,471                  12,471
                                                                                                                        -----------
Comprehensive income                                                                                                        381,536
Issuance of common stock for cash                                                                                           459,000
Debt to equity conversion                                                                                                   132,306
Convertible bonds to equity conversion                                                                                        6,115
Others                                                                                                                       (1,557)
Cancelled receivable from stockholders                       53,328          (53,328)                                             -
Collection of receivable from stockholders                    8,790                                                           8,790
                                                         ----------      -----------           ------------             -----------
Balance as of December 31, 2000 (a)                               -         (387,573)               (11,976)                688,440
                                                         ----------      -----------           ------------             -----------
Comprehensive loss:
    Net Loss (a)                                                            (148,379)                                      (148,379)
    Unrealized gain on investments, net of tax                                                        1,407                   1,407
    Reclassification adjustment
      for accumulated unrealized
      loss on investments included in net loss,
      net of tax                                                                                      6,579                   6,579
    Currency translation adjustments, net of tax                                                     (1,523)                 (1,523)
                                                                                                                        -----------
Comprehensive loss                                                                                                         (141,916)
                                                         ----------      -----------           ------------             -----------
Balance as of December 31, 2001 (a)                               -         (535,952)                (5,513)                546,524
                                                         ----------      -----------           ------------             -----------
Comprehensive loss:
    Net Loss (a)                                                             (92,551)                                       (92,551)
    Unrealized losses on investments, net of tax                                                     (2,156)                 (2,156)
    Reclassification adjustment for accumulated
      unrealized loss on investments included
      in net loss, net of tax                                                                         1,343                   1,343

    Currency translation adjustments, net of tax                                                      1,212                   1,212
                                                                                                                        -----------
Comprehensive loss                                                                                                         (92,152)
Issuance of common stock for cash                                                                                            49,844
                                                         ----------      -----------           ------------             -----------
Balance as of December 31, 2002 (a)                      $        -      $  (628,503)          $     (5,114)            $   504,216
                                                         ==========      ===========           ============             ===========
(a) As restated - See Note 2

                                                       Unrealized losses in investments        $     (2,428)
                                                       Cumulative translation adjustment             (2,686)
                                                                                               ------------
                                                                                               $     (5,114)
                                                                                               ============


   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          (as restated)
                                                                                    Thousands of U.S. Dollars
                                                                               -----------------------------------
                                                                                 For the year ended December 31,
                                                                               -----------------------------------
                                                                                 2002         2001         2000
                                                                               ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                                              $ (92,551)   $(148,379)   $ 377,755

Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
       Depreciation and amortization                                             196,996      186,913      203,032
       Provision for severance benefits                                            2,273        4,144       14,376
       Loss (gain) on foreign currency translation, net                           (1,431)       4,095       22,992
       Loss (gain) on disposal of investments, net                                (1,657)         370       12,824
       Impairment loss on investment                                               6,987        6,254          740
       Loss (gain) on disposal of property, plant and equipment                   (3,749)       3,886            -
       Guarantee obligation loss                                                       -            -       49,797
       Loss (gain) on investment in equity method investees, net                   3,580        1,396       (1,660)
       Gains on disposal of packaging and testing factories                            -            -     (546,951)
       Recovery on allowance for doubtful accounts                               (26,048)           -            -
       Decrease (increase) in deferred tax asset                                       -            -       53,212
       Others, net                                                                 3,000          (48)       1,717

Change in operating assets and liabilities:
       Decrease (increase) in trade accounts receivable                             (210)         (56)       5,993
       Decrease (increase) in other accounts receivable                             (359)       6,542       (4,511)
       Decrease (increase) in due from affiliates                                (53,950)       7,870        6,068
       Decrease (increase) in inventories                                         18,855        4,354       (5,613)
       Decrease (increase) in other current assets                                 4,628       (1,523)        (539)
       Increase (decrease) in trade accounts and notes payable                     2,403      (11,052)     (33,327)
       Increase (decrease) in other accounts payable                                 659       (5,199)     (79,969)
       Decrease in forward contract credit                                             -            -      (15,364)
       Increase in advances received                                               4,158           19            -
       Increase (decrease) in other current liabilities                              628      (10,500)         467
       Payments of severance benefits                                             (2,312)      (3,422)      (6,623)
                                                                               ---------    ---------    ---------
            Net cash provided by operating activities                          $  61,900    $  45,664    $  54,416
                                                                               ---------    ---------    ---------


        The accompanying notes are an integral part of these consolidated financial statements.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued;

                                                                                      (as restated)
                                                                                Thousands of U.S. Dollars
                                                                           -----------------------------------
                                                                             For the year ended December 31,
                                                                           -----------------------------------
                                                                             2002         2001         2000
                                                                           ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

    Decrease in bank deposits, net                                         $     134    $  67,544    $  28,031
    Decrease in short term loans, net                                              -        1,580        2,684
    Acquisition of property, plant and equipment                             (34,288)     (27,250)    (132,491)
    Proceeds from sale of property, plant and equipment of K1, K2 and K3           -            -      950,000
    Payment of severance benefit for K1, K2 and K3                                 -            -      (56,510)
    Acquisition of investments                                               (49,922)          (1)         (87)
    Disposal of property, plant and equipment                                  5,311            -            -
    Disposal of investments                                                   30,915        1,787        9,247
    Decrease in non-current bank deposits                                          -          155           45
    Decrease (increase) in restricted cash, net                              (39,348)      17,813        8,233
    Decrease in long-term receivables                                          8,795        4,597        2,906
    Decrease (increase) in other assets, net                                  (1,960)       3,208        1,712
                                                                           ---------    ---------    ---------
       Net cash provided (used) by investing activities                      (80,363)      69,433      813,770
                                                                           ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Repayment in short-term borrowings                                             -            -      (69,328)
    Repayment of current maturities of long-term installment payable          (2,839)      (9,844)        (719)
    Borrowing of long-term debt                                                    -            -       22,347
    Repayment of long-term debt                                              (21,642)     (31,607)    (681,278)
    Repayment of long-term obligations under capital leases                  (71,283)    (100,982)    (426,758)
    Payment of liability for loss contingencies                                 (979)     (17,891)    (102,929)
    Repayment in receivable from stockholders                                      -            -        8,790
    Issuance of common stock                                                  49,844            -      457,559
                                                                           ---------    ---------    ---------
       Net cash used in financing activities                                 (46,899)    (160,324)    (792,316)
                                                                           ---------    ---------    ---------

Effect of exchange rate changes on cash                                        5,751       (7,565)      (4,567)
                                                                           ---------    ---------    ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                             (59,611)     (52,792)      71,303

CASH AND CASH EQUIVALENTS AT THE
  BEGINNING OF THE YEAR                                                       74,980      127,772       56,469
                                                                           ---------    ---------    ---------

CASH AND CASH EQUIVALENTS AT THE
  END OF THE YEAR                                                          $  15,369    $  74,980    $ 127,772
                                                                           =========    =========    =========

Supplemental cash flow information:

  Cash paid during the year for:
       Interest                                                            $  11,437    $  21,979    $  75,315
                                                                           =========    =========    =========
       Income taxes                                                        $       -    $  17,533    $  12,561
                                                                           =========    =========    =========
  Property, plant and equipment acquired through capital leases            $       -    $   2,775    $ 210,896
                                                                           =========    =========    =========
  Property, plant and equipment acquired through installment payable       $       -    $   3,546    $   9,188
                                                                           =========    =========    =========
  Capital increase through debt conversion                                 $       -    $       -    $ 138,421
                                                                           =========    =========    =========

        The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

1.       Organization and Nature of Business:

         The Controlling Company --

         Anam Semiconductor, Inc. (hereinafter referred to as "Anam" or "ASI"), incorporated in the Republic of Korea in August 1956, was a provider of semiconductor packaging and test services. In 1998, ASI commenced operations to fabricate and sell non-memory semiconductor chips ("wafer fabrication").

         ASI's semiconductor packaging and test facilities operated primarily for Amkor Technology, Inc. ("Amkor"), a United States affiliate. ASI packaged and tested integrated circuits from wafers provided by Amkor (the "Packaging Service") pursuant to supply agreements (the "Supply Agreements") with Amkor. ASI manufactures semiconductor wafers and otherwise performs foundry services as a subcontractor to Amkor pursuant to a foundry agreement (the "Foundry Agreement") with Amkor. In addition, pursuant to the manufacturing and purchasing agreements with Texas Instruments Incorporated ("TI"), a United States corporation, further discussed in Note 3, ASI fabricates wafers, which are also sold to Amkor.

         In 1999 and 2000, ASI sold its semiconductor packaging and test facilities to Amkor.

         The businesses of ASI and Amkor have been inter-related for many years and have some common ownership by Mr. H.S. Kim and his family (the "Kim Family"). Mr. H.S. Kim had served as ASI's honorary chairman and his eldest son, Mr. James Kim, serves as Amkor's chairman and chief executive officer. As of December 31, 2002, Mr. H.S. Kim and his family owned approximately 0.8% of the outstanding common stock of Anam and 48% of the outstanding common stock of Amkor (See Note 3).

         On July 25, 2002, the Dongbu Group acquired from ASI 12 million shares of newly issued ASI common stock for 60 billion Korean Won, in cash. The Dongbu Group comprises Dongbu Corporation, Dongbu Fire Insurance Co., Ltd. and Dongbu Life Insurance Co., Ltd., all of which are Korean corporations and are collectively referred herein as "Dongbu". On September 30, 2002, Amkor consummated a share purchase transaction with Dongbu under which Dongbu purchased from Amkor 20 million shares of ASI common stock at a price of 5,700 Korean Won per share, for a total consideration of 114 billion Korean Won. During the fourth quarter of 2002, Amkor sold an additional 1 million shares of ASI stock in the Korean stock market. Following these transactions, Amkor owns 26.7 million shares (21.6%) of ASI and Dongbu owns 32.0 million shares of ASI (25.8%) as of December 31, 2002. In addition, on November 26, 2002, ASI acquired 12 million shares of Dongbu Electronics for 60 billion Korean Won in cash. Pursuant to the definitive agreements between Amkor and Dongbu, Amkor and Dongbu agreed to use their reasonable best efforts to cause Dongbu Electronics and ASI to be merged together as soon as practicable.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

1.       Organization and Nature of Business, Continued;

         Consolidated Subsidiary and Significant Equity Investees --

         A) The major subsidiary and significant equity investees included in the accompanying financial statements by either consolidation or equity method of accounting as of December 31, 2002 are as follows:

                                       Direct and
                                         Indirect       Method of
   Subsidiaries                       Ownership (%)     Accounting
------------------                    -------------    -------------
Anam Instruments                         25.58%        Equity
Anam Telecom                             36.75%        Equity
Dongbu Electronics                       10.68%        Equity
Anam USA                                   100%        Consolidation

         B) A summary of the subsidiaries referred to above is as follows :

         Anam Instruments Co., Ltd. (Anam Instruments) --

         Anam Instruments was established under the name of Handeung Co., Ltd. in February 1989 to manufacture and sell electronic parts and equipment. In December 1990, it merged with Anam Horologe Co., Ltd., an affiliate engaged in manufacturing and selling watches. Concurrently, the company changed its name to Anam Instruments Co., Ltd. In October 1994, Anam Instruments obtained the optical products and semiconductor machinery business of ASI.

         Anam Telecommunications Co., Ltd. (Anam Telecom) --

         Anam Telecom was established in August 1997, and is engaged in the telecommunication business.

         Dongbu Electronics Co., Ltd. (Dongbu Electronics) --

         Dongbu Electronics was established under the name Samdong Express Co., Ltd. in March 1987 to engage in transport and warehousing. The Company changed its business purpose to manufacture and sell semiconductors and electronics goods, and changed its name to Dongbu Electronics & Telecom in March 1996 and to Dongbu Electronics Co., Ltd. in March 1997.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

1.       Organization and Nature of Business, Continued;

         Anam USA, Inc. (Anam USA) --

         Anam USA was incorporated in Pennsylvania, United States in September 1994, to sell the semiconductor products of Anam. As of December 31, 2002, its capital stock is US$0.1 of which ASI owned 100%.

         C) Changes in entities included in significant equity investees :

         On November 26, 2002, ASI acquired 12 million shares of Dongbu Electronics or approximately 10.68% of Dongbu Electronics' outstanding voting stock for 60 billion Korean Won in cash. Although ASI owned less than 20%, ASI has the ability to exercise significant influence over the operating and financial activities of Dongbu Electronics and accounted for its investment in Dongbu Electronics under the equity method of accounting.

         Gre-tec of which ASI owned 46.9% became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on December 13, 2001. As part of the reorganization, Gre-tec was placed under the control of the receivers appointed by the court in 2002. As a result of such court receivership, ASI currently does not have any board representation or any other involvement in the management or operation of this entity. Given the lack of its ability to exercise any influence over the operating and financial policies of this entity, and given the fact that the carrying value of such investee has been written down to zero, ASI accounted for Gre-tec under the historical cost method of accounting in 2002 and equity method of accounting in 2001.

2.       Summary of Significant Accounting and Financial Reporting Policies :

         The consolidated financial statements are presented in accordance with generally accepted accounting principles of the United States of America ("U.S. GAAP"). Significant accounting policies followed by ASI and its consolidated subsidiary (hereinafter collectively referred to as the "Company") in the preparation of the accompanying consolidated financial statements are summarized below.

         Principles of Consolidation --

         The consolidated financial statements include the accounts of ASI, its wholly-owned subsidiary, and its equity investees. The equity method of accounting is used when ASI has the ability to exercise significant influence over the investee. Generally, without contrary evidence, an investment of 20% to 50% of the voting stock of the investee presumes significant influence. Investments in companies where ownership is less than 20% or for which the Company does not exercise significant influence are carried at cost. All significant intercompany transactions and balances with the consolidated subsidiary have been eliminated in consolidation.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Principles of Consolidation, Continued --

         Unrealized profit arising from sales by the controlling company to the consolidated subsidiary or equity-method investees is fully eliminated. Unrealized profit, arising from sales by the consolidated subsidiary or equity-method investees to the controlling company or sales between consolidated subsidiary or equity-method investees, is eliminated to the extent of the investor ownership interest.

         Use of Estimates --

         The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The most significant estimates and assumptions relate to the allowance for uncollectable accounts receivables, loss contingencies, depreciation and impairment of long-lived assets. Although these estimates are based on management's best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

         Cash and Cash Equivalents --

         Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less at the date of purchase.

         Restricted Cash --

         Restricted cash consists of current and non-current bank deposits, which are pledged in connection with various long-term debt of ASI and certain equity-method investees (see Notes 8 and 12). Restricted cash as of December 31, 2002 and 2001 amounted to $49,759 and $9,132, respectively.

         Bank Deposits --

         Bank deposits consist of time deposits with banks and other financial institutions which have remaining maturities of more than three months at the date of purchase. The Company classified these bank deposits with remaining maturities of one year or less at the balance sheet date as current and those with remaining maturities of more than one year as non-current.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Available For Sale Securities --

         The Company accounts for those investments included in "Available for sale securities" under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). This statement requires investment securities to be divided into one of three categories: held-to maturity, available for sale, and trading.

         The Company currently classifies all investments in debt and equity securities as available for sale securities. Individual securities with remaining contractual maturities of less than one year at the balance sheet date are included in current assets, and others are included as non-current assets. All available for sale securities are recorded at fair value. Unrealized holding gains and losses on securities available for sale are reported as a separate component of stockholders' equity, net of related deferred taxes. Realized gains and losses on the sale of securities available for sale are determined using the specific identification method and are charged to current operations.

         Management periodically evaluates whether declines in fair values below cost on each individual investment are temporary. When the decline in value is considered to be other than temporary, the investment is written down to its estimated realizable value.

         Allowance for Doubtful Accounts --

         The Company provides an allowance for doubtful accounts receivable, based on the aggregate estimated collectibility of accounts receivable.

         Inventories --

         Inventories are stated at the lower of cost or market, with cost being determined by the weighted average method, except for materials in-transit, for which cost is determined using the specific identification method.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Property, Plant and Equipment --

         Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as set forth below:

                                                         Estimated Useful Lives
                                                         ----------------------
Buildings                                                        25   years
Structures                                                    10 - 25 years
Machinery, equipment and vehicles                              5 - 10 years
Tools                                                            5    years
Furniture and fixtures                                           5    years

         Routine maintenance and repairs are charged to expense as incurred. Expenditures, which enhance the value, or materially extend the useful lives of the related assets, are capitalized.

         Interest expense, incurred during the construction period of assets, on funds borrowed to finance such construction is capitalized. Capitalized interest costs for the years ended December 31, 2002 and 2001 approximate $318 and $2,304, respectively.

         The Korean government provides subsidies to the Company for purchases of certain buildings and machinery. The Company recorded such purchases at full acquisition costs and the related subsidies as a contra-asset account. The contra-asset account is reduced using the straight-line method over the estimated useful lives of the related assets.

         Capital Lease Transactions --

         Assets leased under capital leases are recorded at cost as property, plant and equipment and depreciated using the straight-line method over their estimated useful lives. In addition, aggregate lease payments are recorded as obligations under capital leases, net of accrued interest as determined by total lease payments in excess of the cost of the leased machinery and equipment. Accrued interest is amortized over the lease period using the effective interest rate method.

         Discounts on Debentures --

         Discounts on debentures are amortized using the effective interest rate method over the repayment period of the debentures. The resulting amortization cost is included in interest expense.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Accrued Severance Benefits --

         Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to operations is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

         The contributions to the national pension fund made under the National Pension Plan and the severance insurance deposit are deducted from accrued severance benefit liabilities. Contributed amounts are refunded from the National Pension Plan and the insurance company to employees on their retirement.

         Revenue Recognition --

         Revenues from the sale of the Company's product is recognized when : i) persuasive evidence of an arrangement exists, ii) delivery has occurred to the customers, iii) the sale price to the customer is fixed or determinable and iv) collectibility is reasonably assured. Sales terms of the Company is FOB - ASI's shipping point which means the title and risk of loss is transferred to the customer at the point of shipment. The Company recognizes revenue upon shipment of completed wafers to its customers. There are no acceptance terms besides normal warranties in the normal course of business.

         Discontinued Operations --

         The operating results of the packaging and testing businesses are shown separately as discontinued operations in the accompanying income statement due to the sale of the packaging and testing business in May 1999 and 2000, respectively (see Note 3). The results of the discontinued businesses do not reflect any interest expense or indirect expenses allocated by the Company.

         Research and Development Costs --

         Research and development costs are expensed as incurred.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Advertising Costs --

         Advertising costs are charged to current period operations when incurred. Advertising expenses for the years ended December 31, 2002, 2001 and 2000 amounted to $158, $157 and $414, respectively.

         Income Taxes --

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities created by temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are computed on such temporary differences, including available net operating loss carryforwards ("NOL") and tax credits, by applying enacted statutory tax rates applicable to the years when such differences are expected to be reversed. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized. Total income tax provision includes current tax expenses under applicable tax regulations and the change in the balance of deferred tax assets and liabilities.

         Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carry-forward amount.

         Earnings Per Share --

         The Company accounted for earnings per share in accordance with SFAS. 128, "Earnings Per Share" (SFAS 128). This statement specifies the computation, presentation and disclosure requirements for earnings per share. The Company has calculated earnings per share based on the basic and diluted per share calculation (see Note 15). Basic EPS is computed using the weighted average number of common shares outstanding for the period while diluted EPS is computed assuming conversion of all dilutive securities, such as convertible bonds.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Remeasurement into US Dollars --

         The U.S. dollar is the functional currency for ASI because the dollar is the currency of reference for market pricing in the worldwide semiconductor industry and revenue from external sales in U.S. dollars exceeds revenues in any other currency. The functional currency used by ASI's equity investees is the Korean Won. The functional currency used by Anam USA is the U.S. dollar.

         For financial statement purposes, the assets and liabilities of ASI are remeasured into U.S. dollars from books and records kept in Korean Won using the monetary/non-monetary method. Monetary assets and liabilities, such as cash, receivables, borrowings and other payables, are translated to U.S. dollars at end-of-period exchange rates. Non-monetary assets and liabilities, such as inventory, investments and fixed assets, are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates for the period, except for items related to non-monetary assets and liabilities, which are translated using historical exchange rates. All translation gains and losses are included in the determination of income for the period in which exchange rates change.

         The financial position and results of operations of the Company's equity-method investees are measured using the local currency as functional currency. The financial statements of these subsidiaries and equity-method investees are translated to U.S. dollars using the current exchange rate method. All the assets and liabilities are translated to U.S. dollars at end-of-period exchange rates. Capital accounts are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity.

         The end of period exchange rates and average exchange rates for the period used to remeasure the assets, liabilities, revenues and expenses in accordance with the translation method stated above in 2002, 2001 and 2000 were as follows:

                                          Korean Won to U.S. dollar
                   -----------------------------------------------------------------------
                   End of period exchange rates                  Average exchange rates
                   ----------------------------                ---------------------------
2002               Korean Won 1,187.80 = US$ 1                 Korean Won 1,251.17 = US$ 1
2001               Korean Won 1,314.60 = US$ 1                 Korean Won 1,291.00 = US$ 1
2000               Korean Won 1,259.70 = US$ 1                 Korean Won 1,127.03 = US$ 1

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Derivative Financial Instruments --

         The Company previously entered into foreign currency exchange contracts, including forward and swap contracts, to manage its exposure to changes in currency exchange rates, principally the exchange rate between Korean Won and the U.S. Dollar, due to certain transactions denominated in Korean Won. The transactions did not meet the requirements for hedge accounting for financial statement purposes under the previous guidance of SFAS 52 "Foreign Currency Translation" and therefore the resulting realized and unrealized gains or losses, measured by quoted market prices, were recognized in income as the exchange rates changed. The net unrealized gains (losses) on these contracts were previously accrued on the balance sheet as forward contracts debits (credits). These contracts terminated during the year ended December 31, 2000. There were no such contracts as of December 31, 2002 or 2001.

         The Company previously entered into interest rate swap transactions to manage its exposure to the fluctuation of interest rates. Under SFAS 52, these transactions were accounted for on an accrual basis, in which cash settlement receivable or payable is recorded as an adjustment to interest income or expense. These contracts terminated during the year ended December 31, 2000. There were no such contracts as of December 31, 2002 or 2001.

         Allowance for credit losses on loans receivable --

         The Company accounted for its allowance for credit losses in accordance with SFAS 114, "Accounting by Creditors for Impairment of a Loan" (SFAS
         114). Under SFAS 114, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except for all collateral-dependent loans whereby the impairments are measured based on the fair value of the collateral.

         When a loan is classified as impaired, no interest income is recognized. Any subsequent cash payment is applied to reduce the principal (Note 6).

         Impairment of Long-Lived Assets --

         Management periodically evaluates the carrying value of long-lived assets, including intangibles, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows are less than the asset's carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Risks and Uncertainties --

         The Company's business involves certain risks and uncertainties. Factors that could affect the Company's future operating results and the carrying value of assets such as property, plant and equipment include, but are not limited to, dependence on a cyclical semiconductor industry that is characterized by rapid technological changes, fluctuations in end-user demands, evolving industry standards, competitive pricing and declines in average selling prices, risks associated with assets, liabilities and transactions denominated in foreign currencies, and enforcement of intellectual property rights. Additionally, the market in which the Company operates is very competitive. Key elements of competition in the independent semiconductor foundry market include breadth of foundry offerings, time-to-market, technical competence, design services, quality, production yields, reliability of customer service, and price. A substantial portion of the Company's revenues is derived from Foundry Services provided to Amkor pursuant to the Foundry Agreement and the foundry services are based on technology licenses provided by Texas Instruments (see Note 3). The Company also has significant debt obligations.

         Concentration of Credit Risk --

         Financial instruments, which potentially expose the Company to a concentration of credit risk, consist primarily of cash and cash equivalents, bank deposits, restricted cash, trade receivables, loans to affiliates, and financial instruments with off-balance sheet risks.

         It is the Company's practice to place its cash and cash equivalents, bank deposits and restricted cash in various financial institutions located in Korea and the United States (U.S.) so as to limit the amount of credit exposure to any one financial institution. Deposits in U.S. banks may exceed the amount of insurance provided on such deposits by the Federal Deposit Insurance Corporation (the "FDIC"). The Company controls the credit risks associated with cash and cash equivalents, bank deposits and restricted cash by monitoring the financial standing of the related banks and financial institutions.

         ASI performs and sells its Foundry Services exclusively to Amkor pursuant to the Foundry Agreement. In 2002, 2001 and 2000, sales to Amkor accounted for substantially all of Anam's revenues and accounts receivables. Any reduction in purchases by Amkor would have an adverse impact on ASI's financial position, results of operations and cash flows.

         The loans to affiliates are uncollaterized and collection is subject to the operations of those affiliates. Management believes they have provided adequate allowance against these loans to reduce them to their net realizable value.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;

         Concentration of Credit Risk, Continued --

         The Company controls the credit risks associated with financial instruments through credit approvals, investment limits, and centralized monitoring procedures but does not normally require collateral or other security from the counterparties. No outstanding derivative transactions of the Company existed at December 31, 2002 and 2001.

         Recent Accounting Pronouncements --


         In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No.146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force Issue ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity shall be recognized and measured initially at its fair value in the period in which the liability is incurred rather than when a company commits to such an activity. This statement is required to be adopted beginning with exit or disposal activities that are initiated after December 31, 2002 and is not expected to have a material impact on the Company's consolidated results of operations or financial position.



         In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantees of Indebtedness of Others" - an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. This Interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, which is being superseded. This Interpretation is applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and is not expected to have a material impact on the Company's consolidated results of operations or financial position.






Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)


2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;


         Recent Accounting Pronouncements, Continued --


         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51". This interpretation addresses consolidation by business enterprises of variable interest entities which have some characteristics. This interpretation is required to be adopted by the Company beginning on January 1, 2003 and is not expected to have a material impact on the Company's consolidated results of operations or financial position.



         Restatement of Previously Reported Amounts --



         The Company has restated its financial statements for the year ended December 31, 2000, 2001 and 2002 in order to properly state the valuation allowance on its deferred tax assets.



         SFAS No. 109 "Accounting for Income Taxes" requires that a valuation allowance be established when it is "more likely than not" that all or a portion of deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the Company's performance, the market environment in which the Company operates, forecasts of future profitability, the utilization of past tax credits, length of carryforward periods and similar factors. SFAS No. 109 further states that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment.



         The Company had originally reported a net deferred tax asset at December 31, 2000. After consideration of the positive and negative evidence discussed above, the Company's cumulative loss position for the three years ended December 31, 2000 suggests that a full valuation allowance should have been established on the net deferred tax assets at December 31, 2000. We expect to continue to record a full valuation allowance on future tax benefits until we return to profitability. See
         Note 13, "Income Taxes" to the accompanying consolidated financial statements.



         As a result of the adjustments discussed above, the Company's consolidated financial statements for the year ended December 31, 2000, 2001 and 2002 have been restated from amounts previously reported. The principal effects of these adjustments on the accompanying consolidated financial statements, are set forth below:



Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)


2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;



         Restatement of Previously Reported Amounts, Continued --



                                                                For the Year Ended December 31, 2000
                                                                (in thousands except per share data)
                                                        -----------------------------------------------------
                                                         As Previously        Restatement              As
                                                            Reported          Adjustments           Restated
                                                        ---------------       -----------           ---------
Provision for (benefit from) income taxes               $     (88,094)        $    72,886           $ (15,208)
Loss from continuing operations                               (19,703)            (72,886)            (92,589)
                                                        -------------         -----------           ---------
Net income(loss)                                        $     450,641         $   (72,886)          $ 377,755
                                                        =============         ===========           =========

Basic and diluted income(loss) per common share from
    continuing operations                               $       (0.22)        $     (0.82)          $   (1.04)
                                                        =============         ===========           =========
Basic and diluted income(loss) per common share         $        5.07         $     (0.82)          $    4.25
                                                        =============         ===========           =========



                                                                 For the Year Ended December 31, 2001
                                                                 (in thousands except per share data)
                                                        ------------------------------------------------------
                                                         As Previously        Restatement              As
                                                            Reported          Adjustments           Restated
                                                        ---------------       -----------           ----------
Deferred tax asset                                      $        59,092       $   (59,092)          $       -
                                                        ===============       ===========           =========
Total assets                                            $       915,830       $   (59,092)          $ 856,738
                                                        ===============       ===========           =========
Total stockholder's equity                              $       605,616       $   (59,092)          $ 546,524
                                                        ===============       ===========           =========
Provision for (benefit from) income taxes               $        13,794       $   (13,794)          $       -
Loss from continuing operations                                (162,173)           13,794            (148,379)
                                                        ---------------       -----------           ---------
Net income(loss)                                        $      (162,173)      $    13,794           $(148,379)
                                                        ===============       ===========           =========

Basic and diluted income(loss) per common share from
 continuing operations                                  $         (1.45)      $      0.12           $   (1.33)
                                                        ===============       ===========           =========
Basic and diluted income(loss) per common share         $         (1.45)      $      0.12           $   (1.33)
                                                        ===============       ===========           =========



Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)


2.       Summary of Significant Accounting and Financial Reporting Policies,
         Continued;



         Restatement of Previously Reported Amounts, Continued --



                                                         For the Year Ended December 31, 2002
                                                         (in thousands except per share data)
                                                     --------------------------------------------
                                                     As Previously    Restatement          As
                                                       Reported       Adjustments       Restated
                                                     -------------    -----------      ----------
Deferred tax asset                                     $ 54,514        $(54,514)       $        -
                                                       ========        ========        ==========
Total assets                                           $789,632        $(54,514)       $  735,118
                                                       ========        ========        ==========
Total stockholder's equity                             $558,730        $(54,514)       $  504,216
                                                       ========        ========        ==========
Provision for (benefit from) income taxes              $  4,577        $ (4,577)       $        -
Loss from continuing operations                         (97,128)          4,577           (92,551)
                                                       --------        --------        ----------
Net income(loss)                                       $(97,128)       $  4,577        $  (92,551)
                                                       ========        ========        ==========

Basic and diluted income(loss) per common share from
 continuing operations                                 $  (0.83)       $   0.04        $    (0.79)
                                                       ========        ========        ==========
Basic and diluted income(loss) per common share        $  (0.83)       $   0.04        $    (0.79)
                                                       ========        ========        ==========

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

3. Relationship with Amkor and TI:

    The businesses of ASI and Amkor have been inter-related for many years by virtue of the Supply Agreement and Foundry Agreements (see Note 1), certain common ownership and management, financial relationships, coordination of product and operating plans, and shared intellectual property rights.

    ASI's business had been severely affected by the economic crisis in Korea. ASI has traditionally operated with a significant amount of debt relative to its equity. In addition, ASI has guaranteed certain debt obligations of equity investees and affiliated companies. In response to this situation, ASI was part of the "Workout Program", a financial restructuring program supervised by the Korean Financial Supervisory Commission ("FSC") beginning in October 1998. The Workout Program is the result of an accord among Korean financial institutions to assist in the restructuring of Korean business enterprises. This process involves negotiations between the companies and the creditors committee represented by banks and other financial institutions providing financing to ASI and does not involve the judicial system. The Workout Program also allows ASI to resume its operations uninterrupted and does not impact debt outstanding with trade creditors.

    In May 1999, ASI sold one of its packaging and test facilities located in Kwangju city, the Republic of Korea ("K4") to Amkor for $575,000 in cash. In May 2000, ASI also sold all of the remaining packaging and testing business ("K1, K2 and K3") to Amkor for $950,000 in cash. In 2000 and 1999, Amkor made a capital contribution to ASI amounting to $500,694 in exchange for the equity shares of ASI. As a result, Amkor owned 42% of the outstanding stock of ASI as of December 31, 2001 and 2000. In April 2000, the creditors committee approved that ASI's payment of $125,517 resulted in the elimination of all guarantee obligations provided for Anam Construction and Anam Electronics (Note 16). On July 18, 2000, the creditors committee released ASI from the Workout Program due to the fulfillment of the terms of the Workout Agreement.

    As a result of the transactions among ASI, Amkor and Dongbu in 2002 (See
    Note 1), Amkor owns 26.7 million shares of ASI or approximately 21.6% of ASI's outstanding voting stock and Dongbu owns 32.0 million shares of ASI or approximately 25.8% of ASI's outstanding voting stock as of December 31, 2002.

    ASI entered into the Foundry Agreement with Amkor giving Amkor the exclusive right to market and sell all of the wafer output of ASI's new wafer foundry until 2008. Amkor, in return, is responsible for the sales of Foundry Services and is obligated to actively and diligently market the Foundry Services to potential and existing customers (see Note 21).

Continued;

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

3. Relationship with Amkor and TI, Continued;

    The Manufacturing and Purchase Agreement between TI, ASI and Amkor was made in 1998 and amended on July 1, 2000 and December 31, 2001. Pursuant to the amended agreement, TI's purchase obligation was modified to 40% of ASI's wafer fabrication facility's capacity in the quarter ending March 31, 2002, 30% of such capacity in the quarter ending June 30, 2002, and 20% of such capacity in each subsequent quarter. TI has agreed to increase its purchase to at least 40% of such capacity if a new technical assistance agreement covering advanced wafer fabrication technology is entered into among ASI, Amkor and TI prior to December 31, 2002. In addition, the amended Manufacturing and Purchase Agreement also transfers high voltage Linear BiCMOS technology to ASI's wafer fabrication facility.

    The Manufacturing and Purchasing Agreement and related technical assistance agreements terminate on December 31, 2007, unless they have been previously terminated. The agreements may be terminated upon, among other things: (1) the consent of ASI, TI and Amkor, (2) a material breach by ASI, TI or Amkor,
    (3) the failure of ASI or Amkor to protect TI's intellectual property; or
    (4) the parties' failure to enter into a new technical assistance agreement by December 31, 2002.

    Since ASI and TI did not enter into a new technical assistance agreement by December 31, 2002, either party may give the notice of termination to the other parties. This notice will, among other things, result in the amended Manufacturing and Purchasing Agreement and the technology assistance agreements terminating two years after such notice. During such two-year period, TI will only be obligated to purchase a minimum of 20% of the ASI wafer fabrication facility's capacity. Amkor, ASI and TI are required to enter into a new technology assistance agreement by December 31, 2002, in order for the Manufacturing and Purchasing Agreement and the technology assistance agreements to continue until December 31, 2007. However, the advanced wafer fabrication technology that would be licensed under this agreement would require ASI either to (i) invest in excess of $400 million to refurbish its existing manufacturing facility, requiring the shutdown of part or all of its existing facility during the period of refurbishment, or
    (ii) obtain access to a new or existing manufacturing facility owned by a third party that could support the advanced technology. A third option for ASI would be to build and equip a new manufacturing facility, but this option would require substantially greater capital investment by ASI than the other options. Currently, neither party has given notice that they intend to terminate the agreement. In the event the Manufacturing and Purchasing Agreement and the technology assistance agreements with TI were to be terminated, the nature of any future business relationship with TI is uncertain.

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

4. Unstable Economic Environment:

    In response to general unstable economic conditions, the Korean government and the private sector have been implementing structural reforms to historical business practices. Implementation of these reforms is progressing slowly, particularly in the areas of restructuring private enterprises and reforming the banking industry. The Korean government continues to apply pressure to Korean companies to restructure into more efficient and profitable firms. The Company may be either directly or indirectly affected by these general unstable economic conditions and the reform program described above. The accompanying financial statements reflect management's assessment of the impact to date of the economic situation on the financial position of the Company. Actual results may differ materially from management's current assessment.

5. Inventories:

    Inventories as of December 31, 2002 and 2001 comprise the following:

                                                        December 31,
                                                 ---------------------------
                                                   2002               2001
                                                 --------           --------
Finished products and merchandise                $  1,340           $ 14,417
Semi-finished products
  and work in process                              16,944             24,598
Raw materials and supplies                          4,133              7,812
Materials in transit                                    9                514
                                                 --------           --------
                                                   22,426             47,341
Reserve for the lower of cost or market            (4,049)           (10,109)
                                                 --------           --------
                                                 $ 18,377           $ 37,232
                                                 ========           ========

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

6. Loan Impairment:

    ASI provided loans to several affiliated companies, which are currently facing financial difficulties. Consequently, ASI assessed the collectibility of these loans in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", and determined that ASI would not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement on certain loans.

    The amount of impaired loans and related allowance for credit loss on loans receivable are summarized below:

                                                 December 31,
                                           ------------------------
                                             2002           2001
                                           ---------      ---------
Impaired loans to affiliated companies
  Anam Construction                        $  18,827      $  17,011
  Gre-tec                                      7,920          7,156
  Anam Electronics                                 -         99,013
  Anam Telecom                                     -          2,977
                                           ---------      ---------
                                              26,747        126,157
                                           ---------      ---------

Allowance for credit loss                    (26,747)      (126,157)
                                           ---------      ---------
                                           $       -      $       -
                                           =========      =========

    For the years ended December 31, 2002 and 2001, the average recorded investment in impaired loans was approximately $76,452 and $130,196, respectively.

    No interest income was recognized on impaired loans for the years ended December 31, 2002 and 2001. Had these loans performed in accordance with their original terms, interest income of $5,942 and $10,119 would have been recorded for the years ended December 31, 2002 and 2001, respectively.

Continued;

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

6. Loan Impairment, Continued;

    The changes in the allowance for credit loss on loans receivable are summarized below:

                                                         2002           2001
                                                       ---------      ---------
Beginning balance                                      $ 126,157      $ 134,234
Transfer of loans receivable to investment securities    (27,441)        (7,654)
Cash receipt                                              (8,524)             -
Write-off                                                (73,733)             -
Additions due to payment of guarantee obligation             979          5,238
Effect of changes in exchange rates                        9,309         (5,661)
                                                       ---------      ---------
Ending balance                                         $  26,747      $ 126,157
                                                       =========      =========

    In 2002, loan receivables from Anam Electronics which were provided with a full allowance were converted to investment and collected in cash and ASI recorded a recovery of allowance for doubtful accounts of $32,080. In 2002 and 2001, a portion of ASI's loans receivable were converted to investment securities as follows:

                                                         2002           2001
                                                       ---------      ---------
Anam Electronics                                       $  23,557      $       -
Anam Telecom                                               3,884              -
Gre-tec                                                        -          7,654
                                                       ---------      ---------
                                                       $  27,441      $   7,654
                                                       =========      =========

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

7. Investment in Available For Sale Securities:

    The Company's investment in available for sale securities are summarized below:

                                                                               December 31, 2002
                                                          --------------------------------------------------------------
                                                          Amortized      Unrealized       Unrealized      Estimated Fair
                                                             Cost       Holding Gains   Holding Losses         Value
                                                          ---------     -------------   --------------    --------------
Bonds issued by the Korean government                       $  216          $    -          $    -            $  216
Bonds issued by the Korean local government                     10               -               -                10
Equity Securities                                            7,741               4           1,803             5,942
                                                            ------          ------          ------            ------
Total                                                       $7,967          $    4          $1,803             6,168
                                                            ======          ======          ======            ======

                                                                               December 31, 2001
                                                          ---------------------------------------------------------------
                                                           Amortized       Unrealized       Unrealized     Estimated Fair
                                                             Cost        Holding Gains    Holding Losses       Value
                                                          ----------     -------------    --------------   --------------
Bonds issued by the Korean government                       $    70          $     -          $     -          $    70
Bonds issued by the Korean local government                       9                -                -                9
Equity Securities                                            17,939               44            1,527           16,456
                                                            -------          -------          -------          -------
Total                                                       $18,018          $    44          $ 1,527          $16,535
                                                            =======          =======          =======          =======

    The maturity of the bonds issued by the government and the bonds issued by the local government as of December 31, 2002 ranged from two years to six years.

    The gross realized gains from the sale of available for sale securities for the year ended December 31, 2002, 2001 and 2000 amounted to $4,559, $40 and $710, respectively. The gross realized losses from the sale of available for sale securities for the years ended December 31, 2002, 2001 and 2000 amounted to $2,902, $410 and $6,560, respectively.

    As of December 31, 2002 and 2001, equity securities with total carrying amounts of $1,253 and $2,357, respectively, were pledged as collateral for issuing non-guaranteed debentures and capital lease obligation, respectively (see Notes 10 and 12).

    As of December 31, 2002, 2001 and 2000, the net book value of a certain equity investment is below acquisition cost and is not expected to be recovered in the near future. Accordingly, an impairment loss of $6,987, $6,254 and $740, respectively were included in non-operating expenses for the other-than-temporary impairment of such investment.

    Management believes that there are no other than temporary declines at this time.

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

8. Investments in Affiliated Companies:

    The Company's investments in affiliated companies are summarized below:


                                                                     December 31, 2002
                                   ------------------------------------------------------------------------------------
                                   Percentage of                    Accumulated         Accumulated
                                     Ownership     Amortized       Comprehensive       Equity in Gain    Estimated Fair
                                        (%)           Cost         Income (Loss)           (Loss)             Value
                                   -------------   ---------       -------------       ---------------   --------------
Anam Instrument                        25.58        $  8,905          $ (3,315)          $  4,180           $  9,770
Anam Telecom                           36.75           1,701                 -             (1,701)                 -
Dongbu Electronics(*)                  10.68          49,774                 -             (2,163)            47,611
                                                    --------          --------           --------           --------
                                                    $ 60,380          $ (3,315)          $    316           $ 57,381
                                                    ========          ========           ========           ========


                                                                     December 31, 2001
                                   ------------------------------------------------------------------------------------
                                   Percentage of                    Accumulated         Accumulated
                                     Ownership     Amortized       Comprehensive       Equity in Gain    Estimated Fair
                                        (%)           Cost         Income (Loss)           (Loss)             Value
                                   -------------   ---------       -------------       --------------    --------------
Anam Instrument                        20.80        $  8,905          $ (4,032)          $  5,597           $ 10,470
Gre-tec                                46.90               -                 -                  -                  -
Anam Telecom                           29.51           1,701                 -             (1,701)                 -
                                                    --------          --------           --------           --------
                                                    $ 10,606          $ (4,032)          $  3,896           $ 10,470
                                                    ========          ========           ========           ========


     (*) The fair value of Dongbu Electronics has been determined based on projected cash flows discounted at a rate commensurate with the risk involved. Management has used this estimation of fair value to verify recoverability of its investment.


     There was no gain or loss on the sale of investment in affiliated companies for the years ended December 31, 2002 and 2001.

     The gross realized loss from the sale of investment in affiliated companies for the year ended December 31, 2000 amounted to $6,974, and there was no gain relating to such transaction for the same period.

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

9. Summary Financial Data on Significant Equity Investees:

    Additional information regarding the Company's equity investees is as follows:


                                                          As of December 31, 2002
                            --------------------------------------------------------------------------------------
                             Current          Non-current          Current          Non-current        Net Equity
                             Assets             Assets           Liabilities        Liabilities         (deficit)
                            ---------         -----------        -----------        -----------        -----------
Anam Instruments            $  69,401          $  27,144          $  48,830          $   3,748          $  43,967
Anam Telecom                    1,552              3,321              2,871              2,197               (195)
Dongbu Electronics             45,529            385,209            269,098            316,454           (154,814)


                                             For the Year ended December 31, 2002
                            --------------------------------------------------------------------
                              Gross              Gross         Income (Loss) from        Net
                             Revenue         Profit(Loss)         operations             Loss
                            ---------        ------------      ------------------      ---------
Anam Instruments            $ 112,037          $  11,909           $    (155)          $  (4,873)
Anam Telecom                    1,078             (2,474)              3,621              (8,141)
Dongbu Electronics              8,859            (15,709)            (99,452)           (170,405)

                                                          As of December 31, 2001
                            --------------------------------------------------------------------------------------
                             Current          Non-current          Current          Non-current        Net Equity
                             Assets             Assets           Liabilities        Liabilities         (deficit)
                            ---------         -----------        -----------        -----------        -----------
Anam Instruments            $  59,459          $  25,279          $  22,503          $  13,766          $  48,469
Gre-tec                         7,752             14,460              4,643             18,996             (1,427)
Anam Telecom                    1,841              6,120              1,410              6,618                (67)

                                             For the Year ended December 31, 2001
                            --------------------------------------------------------------------
                              Gross              Gross         Income (Loss) from      Net Income
                             Revenue         Profit(Loss)         operations             (Loss)
                            ---------        ------------      ------------------      ----------
Anam Instruments            $  94,690          $   9,469           $     417           $   1,123
Gre-tec                         9,267              3,505               2,124                (703)
Anam Telecom                    1,810             (2,713)             (4,199)             (8,693)

                                             For the Year ended December 31, 2000
                            --------------------------------------------------------------------
                              Gross                              Income from
                             Revenue         Gross Profit         operations           Net Income
                            ---------        ------------      ------------------      ----------
Anam Instruments            $ 143,800          $  19,756           $   3,595           $   4,524

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

10.  Property, Plant and Equipment :

     Property, plant and equipment as of December 31, 2002 and 2001 comprise of the following :

                                                       December 31,
                                             ---------------------------------
                                                2002                  2001
                                             -----------           -----------
Costs
  Land                                       $    31,903           $    29,854
  Buildings and Structures                        98,969                94,964
  Machinery, equipment and vehicles            1,095,232             1,068,836
  Tools, furniture and fixtures                   17,249                14,567
  Machinery in transit                             1,064                 4,373
                                             -----------           -----------
                                               1,244,417             1,212,594
Accumulated depreciation                        (762,062)             (565,707)
                                             -----------           -----------
                                                 482,355               646,887

Governmental subsidies                              (327)                 (589)
                                             -----------           -----------
Property, Plant and Equipment, net           $   482,028           $   646,298
                                             ===========           ===========

     Pledged Property, Plant and Equipment --

     A substantial portion of the Company's property, plant and equipment is pledged as collateral for various loans from banks, up to a maximum amount of $256,197 and $295,989, as of December 31, 2002 and 2001, respectively (see Note 12).

     Capital Leases --

     The Company has various facilities and equipment held under capital lease agreements.

     Capital lease assets included in the above categories are further described below :

                                                       December 31,
                                             ---------------------------------
                                                2002                  2001
                                             -----------           -----------
Machinery and equipment                      $   833,680           $   833,856
Accumulated depreciation                        (614,328)             (468,905)
                                             -----------           -----------
Capitalized Leases, net                      $   219,352           $   364,951
                                             ===========           ===========

Continued;

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

10.  Property, Plant and Equipment, Continued;

     Capital Leases, Continued --

     In 2002, the lease payments schedule due in 2002 and 2003 were changed. Future minimum lease payments under noncancelable capital leases as of December 31, 2002 are as follows :

                                         Capital Leases
                                         --------------
For the years ended December 31,
  2003                                      $ 67,630
  2004                                        21,464
                                            --------
Total minimum lease payments                  89,094
Less amount representing interest             (4,539)
                                            --------
Present value of minimum lease
  payments under capital leases               84,555
Less:  portion due within one year           (64,061)
                                            --------
                                            $ 20,494
                                            ========

11.  Accrued Severance Benefits :

     Accrued severance benefits as of December 31, 2002 and 2001 are as follows :

                                                       2002              2001
                                                      -------           -------
Beginning balance                                     $ 6,403           $ 6,721
Provisions                                              2,273             4,144
Severance payments                                     (5,773)           (4,462)
                                                      -------           -------
                                                        2,903             6,403
Balance of the National Pension Fund                      (91)             (299)
Balance of the Severance insurance deposits            (2,007)           (5,395)
                                                      -------           -------
                                                      $   805           $   709
                                                      =======           =======

     The severance benefits are funded approximately 69.1% as of December 31, 2002, through severance insurance deposits for the payment of severance benefits, and the account is deducted from accrued severance benefit liabilities. The beneficiaries of the severance insurance deposit are the Company's employees.

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

12.  Borrowings and Installment Payable :

     Long-term debt and long-term installment payable excluding capital lease obligations, as of December 31, 2002 and 2001 comprise the following :

                                                                                     Carrying Value
                                                                                   as of December 31,
                                                    Annual Interest Rate(%)     -----------------------
                                                     at December 31, 2002          2002         2001
                                                    ------------------------    ----------   ----------
Won Currency Loans:
  Choheung Bank due 2006                                  6.07 - 12.00          $   31,653   $   31,449
  Shinhan Bank due 2005                                          10.25              19,334       19,057
  Korea Exchange Bank due 2005                                   10.25               7,116        7,014
  Others                                                         10.45               6,168        6,080
                                                                                ----------   ----------
                                                                                    64,271       63,600
          Less : current portion                                                   (23,343)      (5,529)
                                                                                ----------   ----------
                                                                                    40,928       58,071
                                                                                ----------   ----------
Debentures in Won currency:
  Non-guaranteed, payable through 2003                             9.7               1,264        1,142
  Guaranteed, payable through 2002                                   -                   -       15,214
                                                                                ----------   ----------
                                                                                     1,264       16,356
          Less : discounts on debentures                                                 -           (7)
                 Current portion                                                    (1,264)     (15,207)
                                                                                ----------   ----------
                                                                                         -        1,142
                                                                                ----------   ----------
           Total long-term debt                                                 $   40,928   $   59,213
                                                                                ==========   ==========

Long-term Installment Payable
  Installment payable in Won currency                                           $      531   $    1,207
  Installment payable in Japanese Yen                                                    -        2,075
                                                                                ----------   ----------
                                                                                       531        3,282
          Less : discounts on installment payable                                      (14)         (99)
                 Current portion                                                      (449)      (2,719)
                                                                                ----------   ----------
                                                                                $       68    $     464
                                                                                ==========   ==========

     See Notes 7 and 10 for the related collateral arrangements for the Company's long-term debt. As of December 31, 2002, the Company has provided notes and checks, including 7 blank notes and 3 blank checks, to several banks and financial institutions as collateral in relation to various borrowings.

Continued;

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

12.  Borrowings and Installment Payable, Continued;

     The annual maturities of long-term debts, excluding discounts on debentures and installment payable, outstanding as of December 31, 2002 are as follows :

           Won Currency                       Installment
Year           Loans         Debentures         Payable           Total
----       ------------      ----------       -----------        -------
2003          $23,343          $ 1,264          $   462          $25,069
2004           23,291                -               69           23,360
2005           17,499                -                -           17,499
2006              138                -                -              138
              -------          -------          -------          -------
              $64,271          $ 1,264          $   531          $66,066
              =======          =======          =======          =======

13. Income Taxes :

     The tax provision (benefit) consists of the following :


                                                                       (as restated)
                                                                  Year ended December 31,
                                                         -----------------------------------------
                                                          2002           2001              2000
                                                         ------         ------           ---------
Current                                                  $    -          $    -          $  50,657
Deferred                                                      -               -             53,212
                                                         - ----          ------          ---------
Total                                                         -               -            103,869
Allocated to income from discontinued
  packaging and testing operation                             -               -              6,353
Allocated  to gain on  sale  of  packaging  and
  testing factories                                           -               -            112,724
                                                         ------          ------          ---------
Continuing operations                                    $    -          $    -          $ (15,208)
                                                         ======          ======          =========


     ASI incurs income tax liabilities based on taxable income determined in accordance with Korean generally accepted accounting principles and tax laws. The tax provision included in these financial statements reflects current tax expense and the impact of accounting for deferred taxes under SFAS 109.

Continued;

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

13. Income Taxes, Continued;

     The major components of deferred tax assets and deferred tax liabilities as of December 31, 2002 and 2001 are as follows :


                                                    (as restated)
                                                     December 31,
                                             -----------------------------
                                               2002                2001
                                             ---------           ---------
Deferred tax assets :
   Property, plant and equipment             $  63,717           $  67,252
   Short-term and long-term loans              108,493             110,246
   Provision for contingency losses             17,104              16,823
   Inventories                                   1,755               3,002
   Accounts and notes receivable                30,909              27,928
   Investment                                   29,297              24,375
   Net operating loss carryforward              89,771              44,284
   Tax credit                                   75,373              65,780
   Others                                          954                 316
                                             ---------           ---------
         Total deferred tax assets             417,373             360,006
                                             ---------           ---------

Deferred tax liabilities                           714                 450
Valuation allowance                           (416,659)           (359,556)
                                             ---------           ---------
Net deferred tax assets                      $       -           $       -
                                             =========           =========


     As of December 31, 2002, the Company has available unused operating loss carryforwards of $302,260, which may be applied against future taxable income through 2007. As of December 31, 2002, the Company has available unused investment tax credits of $75,373, which may be applied against future income tax amounts through 2007.

     SFAS No. 109 "Accounting for Income Taxes" requires that a valuation allowance be established when it is "more likely than not" that all or a portion of deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the Company's performance, the market environment in which the Company operates, forecasts of future profitability, the utilization of past tax credits, length of carryforward periods and similar factors. SFAS No. 109 further states that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment.

     The Company was in a cumulative loss position for the three years ended December 31, 2000. Accordingly, a full valuation allowance has been established relating to the Company's net deferred tax assets beginning December 31, 2000. We expect to continue to record a full valuation allowance on future tax benefits until we can sustain an appropriate level of profitability.

Continued;

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

13. Income Taxes, Continued;

     The statutory income tax rate, including tax surcharges, applicable to ASI for 2002 is approximately 29.7% and for 2001 and 2000 is approximately 30.8%, respectively. The statutory income tax rate was amended to 29.7% effective for fiscal years beginning January 1, 2002 in accordance with the Corporate Income Tax Law enacted in December 2001. Accordingly, deferred income taxes as of December 31, 2002 and 2001, were calculated based on the enacted rate of 29.7%. The reconciliation from income taxes calculated at the statutory tax rate to the effective income tax amount for each of the periods is as follows :


                                                                      (as restated)
                                                    -------------------------------------------------
                                                      2002                2001                2000
                                                    ---------           ---------           ---------
Taxes at Korean statutory tax rate                  $ (27,488)          $ (43,775)          $ 148,340
Remeasurement effect                                  (30,740)             15,016             (22,068)
Increase (decrease) in valuation allowance             57,103              22,143             (18,407)
Tax credits incurred                                   (2,818)            (12,626)            (17,767)
Effect of change in tax rate                                -              10,881                   -
Other, net                                              3,943               8,361              13,771
                                                    ---------           ---------           ---------
 Total income tax provision (benefit)               $       -           $       -           $ 103,869
                                                    =========           =========           =========


14. Capital Stock:

     The authorized share capital of the Company consists of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with par value of Korean Won 5,000 as of December 31, 2002 and 2001.

     As of December 31, 2002 and 2001, outstanding capital stocks are as follows :

                          Number of shares
                       issued and outstanding      Par value         Thousands of Won                Thousands of US$
                     -------------------------   -------------   --------------------------    ------------------------------
                        2002          2001       2002 and 2001      2002           2001            2002              2001
                     -----------   -----------   -------------   ------------  ------------    ------------      ------------
Common stock         123,880,768   111,880,768   W      5,000    W619,403,840  W559,403,840    $    589,865      $    539,739

Preferred stock        2,576,276     2,576,276   W      5,000      12,881,380    12,881,380          17,387            17,387
                     -----------   -----------                   ------------  ------------    ------------      ------------
                     126,457,044   114,457,044                   W632,285,220  W572,285,220    $    607,252      $    557,126
                     ===========   ===========                   ============  ============    ============      ============

     As of December 31, 2002 and 2001, preferred stock consists of the following :

Series A preferred stock                    2,240,240 shares
Series B preferred stock                      336,036
                                            ----------------
                                            2,576,276 shares
                                            ================

Continued;

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

14. Capital Stock, Continued;

     Series A preferred stock (First Preferred) --

     Series A preferred stockholders have no voting rights and are entitled to non-cumulative and non-participating preferred dividends at a rate of one percentage point over those provided to common shareholders. This preferred dividend rate is not applicable to stock dividends.

     Series B Cumulative Convertible preferred stock (Second Preferred) --

     Series B Cumulative Convertible preferred stockholders are entitled to cumulative and participating preferred dividends at a rate of 9% of par value. The shareholders have no voting rights, except for the period from the shareholders' meeting in which dividends at a rate less than 9% of par value are declared through the shareholders' meeting in which dividends at a rate more than 9% of par value are declared. Preferred stocks shall be converted to common shares on March 15, 2007. The basis of conversion is one share of preferred stock for one share of common stock.

15. Earnings (Loss) Per Share :

     For the years ended December 31, 2002, 2001 and 2000, earnings (loss) per share (EPS) was calculated as follows :


                                                      Year ended December 31, 2002
                                         -------------------------------------------------------
                                                                Weighted Avg.      Per Share
                                         Earnings (loss)        No. of Shares        Amount
                                           (Numerator)          (Denominator)    (in US dollars)
                                         ---------------        -------------   ----------------
                                          (as restated)                           (as restated)
Basic loss per share                       $   (92,551)
  Less: Preferred stock dividend                  (124)
                                           -----------
Loss attributable to Common Stock          $   (92,675)          117,075,279          (0.79)
                                           ===========           ===========          =====



                                                      Year ended December 31, 2001
                                         -------------------------------------------------------
                                                                Weighted Avg.      Per Share
                                         Earnings (loss)        No. of Shares        Amount
                                           (Numerator)          (Denominator)    (in US dollars)
                                         ---------------        -------------   ----------------
                                          (as restated)                           (as restated)
Basic loss per share                       $  (148,379)
  Less: Preferred stock dividend                  (111)
                                           -----------
Loss attributable to Common Stock          $  (148,490)          111,880,768          $(1.33)
                                           ===========           ===========          ======



Continued;

                            ANAM SEMICONDUCTOR, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)


15. Earnings (Loss) Per Share, Continued;



                                                      Year ended December 31, 2000
                                         -------------------------------------------------------
                                                                Weighted Avg.      Per Share
                                         Earnings (loss)           Shares            Amount
                                           (Numerator)          (Denominator)    (in US dollars)
                                         ---------------        -------------   ----------------
                                          (as restated)                           (as restated)
Loss from continuing operations            $  (92,589)
Less: Preferred stock dividend                   (118)
                                           ----------
Loss from continuing operations
  attributable to common stock                (92,707)          88,838,496          $(1.04)
                                                                ==========          ======
Add: Income from discontinued
  operations                                  470,344
                                           ----------
Net income attributable to common
  stock                                    $  377,637           88,838,496          $ 4.25
                                           ==========           ==========          ======

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)







     The basic earnings per share for discontinued operations was $5.29 in 2000. Diluted earnings per share for discontinued operations was $5.29 in 2000.

     The following convertible preferred stock and debentures convertible into common stock were not included in computing diluted earnings per share in 2002, 2001 and 2000, since their effects were antidilutive:

                                 Year ended December 31,
                              -----------------------------
                               2002      2001        2000
                              -------   -------   ---------
Convertible preferred stock   324,900   324,900     324,900
Convertible debentures              -         -   2,155,611
                              -------   -------   ---------
                              324,900   324,900   2,480,511
                              =======   =======   =========

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

16. Commitments and Contingencies :

     As of December 31, 2002 and 2001, the Company was contingently liable for guarantees of indebtedness of certain affiliated companies as follows :

                        2002      2001
                       -------   -------
Anam Electronics (*)   $ 9,206   $ 8,318
Anam Construction        9,406     8,499
Anam Telecom                 -     4,378
Acqutek                    522       660
                       -------   -------
        Total          $19,134   $21,855
                       =======   =======

     (*) An affiliate through common ownership of the Kim Family.

     Anam Construction and Anam Electronics became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998, and March 18, 1999, respectively. The application of each company was accepted by the court. Anam Electronics reorganization plan was completed and approved by the court on February 7, 2000 and Anam Electronics was released from the corporate reorganization plan on March 16, 2002. Anam Construction's reorganization plan was completed and approved by the court on March 20, 2000.

     With regard to Anam Construction and Anam Electronics, a liability for loss contingencies of $18,612 and $16,817, respectively, was recorded as of December 31, 2002 and 2001, for the probable loss that may occur upon the guaranteed creditors' demand for the performance of these loan guarantees. ASI paid $4,603 to the creditors of Anam Constructions and Anam Electronics for guarantee obligations in 2001.

     ASI is a defendant in a lawsuit filed by one of the above creditors for the specific performance of guarantee obligations provided for Anam Construction and Anam Electronics. The suit asks for the performance of guarantee obligations totaling $16,869 and related interest. As described in the preceding paragraph, ASI had recorded a liability for loss contingency of $14,874 relating to these creditors.

     In addition to loss provisions provided for those affiliate guarantees discussed above, ASI accrued an additional provision of $1,457 and $5,102 as of December 31, 2002 and 2001, respectively, related to losses expected on other guarantees.


     As of December 31, 2002, the Company provided $25,257 of current bank deposit as a collateral for loan of Dongbu Electronics.



     As of December 31, 2002, the Company provided $ 21,900 of current bank deposit as a collateral for opening letter of credit to facilitate the import of certain machinery.


Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

16. Commitments and Contingencies, Continued;

     As of December 31, 2002 and 2001, the Company is contingently liable for letters of commitment provided in relation to the issuance of $38 million secured floating rate notes due in 2000 by Pacific Elephant Investment (L) limited ("PEIL") and the issuance of $20 million guaranteed floating rate notes due in 2002 by Pacific Rainbow Investment (L) Limited ("PRIL"). According to the terms of the letters of commitment, the Company is required, subject to any restrictions under Korean Law, to make a capital injection to PEIL and PRIL if their gross asset value becomes lower than 100% of the outstanding principal amount of all their respective borrowings. Due to the economic crisis in the Asia Pacific region, the gross asset value of both PEIL and PRIL significantly declined and, as a result, the Company was asked to make capital injections to PEIL and PRIL. The Company negotiated this matter with various parties including those responsible for the operations of PEIL and PRIL to settle down these claims but no settlement was made. Lawsuits relating to these claims were filed in September 2000. The plaintiffs sued the Company for damages totaling $33 million for PEIL and $16 million for PRIL and changed the claimed amounts to $50 million for PEIL and $24 million for PRIL in 2002. ASI recorded a liability for loss contingencies of $37,129 and $34,386 as of December 31, 2002 and 2001, for the probable loss that may occur upon the settlement of these claims.

     Liability for loss contingencies as of December 31, 2002 and 2001 are as follows:

                                                 2002      2001
                                                -------   -------
Anam Construction and Anam Electronics          $18,612   $16,817
Other affiliates                                  1,457     5,102
Letters of commitment                            37,129    34,386
                                                -------   -------
                                                $57,198   $56,305
                                                =======   =======

     The changes in the liability for loss contingencies are summarized below :

                                             2002      2001
                                           -------   --------
Beginning balance                          $56,305   $ 72,662
Cash payment                                  (979)   (19,338)
Guarantee obligation loss                        -      1,447
Proceeds from sale of investment                 -      1,589
Effect of changes in exchange rates          1,872        (55)
                                           -------   --------
                                           $57,198   $ 56,305
                                           =======   ========

     In 2000, the estimated realizable value of the investment in Anam Electronics, carrying value of zero, of $1,501 was offset against the estimated liability for loss contingencies. In 2001, all investment in Anam Electronics was sold for a total proceeds of $1,589. Such proceeds were added back to the liability for loss contingencies in 2001.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)


17. Fair Value of Financial Instruments :

     The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate methodologies, however, considerable judgment is required in interpreting market data to develop estimates for fair value. Certain of these financial instruments are with major financial institutions and expose the Company to market and credit risks and may at times be concentrated on certain counterparties or group of counterparties. The creditworthiness of counterparties is continually reviewed, and full performance is anticipated.


     The carrying amount reported in the balance sheet for accounts receivable from affiliates, other accounts receivable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The methods and assumptions used to estimate the fair value of other significant classes of financial instruments are set forth below.

     Cash and Cash Equivalents --

     Cash and cash equivalents are due on demand or carry a maturity date of less than three months when purchased. The carrying amount of these financial instruments is a reasonable estimate of fair value.

     Available for Sale Investments --

     The fair value of these financial instruments was estimated based on market quotes, recent offerings of similar securities, current and projected financial performance of the company, and net asset positions.

     Long-term receivables from affiliate --

     The fair value of long-term receivables from affiliate is calculated by using a discount rate that approximates the current rate for similar long-term receivables. The carrying amount of these receivables approximate their value.

     Short-term borrowings --

     Short-term borrowings have variable rates that reflect currently available terms and conditions for similar borrowings. The carrying amount of this debt is a reasonable estimate of fair value.

     Long-term debts --

     Long-term debt balances have variable rates that reflect currently available terms and conditions for similar debt. The carrying value of this debt is a reasonable estimate of fair value.

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

18. Other (Income) Expenses:

     The details of the net amount of other income and expenses are as follows:

                                                     December 31,
                                           -------------------------------
                                            2002       2001        2000
                                           -------    -------    ---------
Rental income                              $(1,812)   $(1,783)   $  (1,565)
Shared service fee income                                   -       (3,092)
Income from forward contract                     -          -         (787)
Gain on extinguishment of debt                   -          -       (3,637)
Write-off of non-trade receivables           2,905      3,849          959
Others                                        (325)      (448)        (755)
                                           -------    -------    ---------
                                           $   768    $ 1,618    $  (8,877)
                                           =======    =======    =========

19. Related Party Transactions :

     Discontinued packaging and testing operations --

     On May 1, 2000, ASI sold the remaining packaging and testing operations to Amkor, the company related to ASI (see Notes 1 and 2). Net sales of the packaging and testing operations, consisting of plants K1, K2 and K3, for the years ended December 31, 2000 and 1999, including those of K4 sold to Amkor in May 1999, amounted to $166,296 and $477,862, respectively. These amounts have been excluded from the net sales amounts in the accompanying consolidated statements of operation (see Note 3).

     Significant transactions with affiliated companies during 2002, 2001 and 2000 and the related account balances at December 31, 2002 and 2001 are summarized as follows:

     Transactions between the Company and its affiliated companies --

                                                   December 31,
                                           -----------------------------
                                             2002      2001      2000
                                           --------  --------  ---------
Sales
  Amkor                                    $212,592  $161,649  $ 499,820
                                           ========  ========  =========

Continued;

\
                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

19. Related Party Transactions, Continued;

    Related accounts balances between the Company and its affiliated companies --

                                        December 31, 2002
                              ---------------------------------------
                                        Other affiliated
                               Amkor       companies         Total
                              -------   ----------------   ----------
Trade accounts receivable     $69,389       $     -        $  69,389
Long-term receivables               -         1,184            1,184
                              -------       -------        ---------
                               69,389         1,184           70,573
                              =======       =======        =========
Other accounts payable        $     -       $ 5,215        $   5,215
                              =======       =======        =========

                                        December 31, 2001
                              ------------------------------------
                                        Other affiliated
                               Amkor       companies        Total
                              -------   ----------------   -------
Trade accounts receivable     $15,439       $     -        $15,439
Long-term receivables               -         9,667          9,667
                              -------       -------        -------
                              $15,439       $ 9,667        $25,106
                              =======       =======        =======
Other accounts payable        $     -       $   182        $   182
                              =======       =======        =======

     In 2000, ASI provided to Amkor transaction services relating to supporting functions including accounting, EDP, personnel and legal. ASI did not provide these transaction service in 2002 and 2001. ASI's income from these transaction services in 2000 amounted to $3,092.

20. Segment Information :

     The Company has identified two reportable segments, specifically packaging and test services and wafer fabrication service, that are managed separately because the services provided by each segment require different technology.

     Prior to the sale to Amkor of the packaging and testing operations, the Company offered a complete and integrated set of packaging and test services including Integrated Circuit ("IC") packaging design, leadframe and substrate design, IC package assembly, final testing, burn-in reliability test, and thermal and electrical characterization. The Company also manufactures submicron Complementary Metal Oxide Semiconductor ("CMOS") wafers through its foundry.

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

20. Segment Information, Continued;

     The accounting policies for segment reporting are the same as those described in Note 2 to the consolidated financial statements. The Company evaluates its operating segments based on profit and loss.

     BY INDUSTRY SEGMENT

                                           Year ended December 31,
                                      ------------------------------
                                        2002      2001       2000
                                      -------   --------  ----------
Revenue from external customers:
   Packaging                          $      -  $      -  $  166,295
   Wafer                               213,813   161,700     344,792
                                      --------  --------  ----------
   Total                              $213,813  $161,700  $  511,087
                                      ========  ========  ==========

Property, Plant and Equipment:
   Wafer                              $482,028  $646,298
                                      ========  ========

     The following is a summary of operations by country based on the location of the customer. Property, plant and equipment is based on the location of the equipment.

     BY GEOGRAPHY

                                                Year ended December 31,
                                           ---------------------------------
                                             2002         2001       2000
                                           ---------   ---------   ---------
Revenue from external customers:
   United States                           $ 212,592   $ 161,649   $ 499,820
   Republic of Korea and Others                1,221          51      11,267
                                           ---------   ---------   ---------
   Total                                   $ 213,813   $ 161,700   $ 511,087
                                           =========   =========   =========

Property, Plant, and Equipment
   United States                           $      24   $      33
   Republic of Korea                         482,004     646,265
                                           ---------   ---------
   Total                                   $ 482,028   $ 646,298
                                           =========   =========

     BY MAJOR CUSTOMER

                                          Year ended December 31,
                                     ----------------------------------
                                        2002        2001        2000
                                     ----------  ----------  ----------
Revenue from external customers:
   Amkor                             $  212,592  $  161,649  $  499,820
   Other                                  1,221          51      11,267
                                     ----------  ----------  ----------
   Total                             $  213,813  $  161,700  $  511,087
                                     ==========  ==========  ==========

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

20. Segment Information, Continued;

     Summarized financial information concerning the Company's reportable segments is shown in the following table. The other column includes the elimination of inter-segment balances and corporate assets.



                                                    Packaging
                                        Wafer        and Test
                                     Fabrication  (Discontinued)      Total
                                     -----------  --------------   ----------
Year ended December 31, 2002
   Net revenue                       $  213,813     $       -      $  213,813
   Gross profit                         (99,417)            -         (99,417)
   Operating income (loss)             (112,685)            -        (112,685)
   Depreciation and amortization        196,996             -         196,996
   Capital expenditures                  34,288             -          34,288

Year ended December 31, 2001
   Net revenue                       $  161,700     $       -      $  161,700
   Gross profit (loss)                 (100,295)            -        (100,295)
   Operating income (loss)             (122,154)            -        (122,154)
   Depreciation and amortization        186,913             -         186,913
   Capital expenditures                  33,571             -          33,571

Year ended December 31, 2000
   Net revenue                       $  344,792     $ 166,295      $  511,087
   Gross profit                          41,682        48,024          89,706
   Operating income                      16,173        42,470          58,643
   Depreciation and amortization        158,520        44,512         203,032

Continued;

                            ANAM SEMICONDUCTOR, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                     (Currency - Thousands of U.S. Dollars)

20. Segment Information, Continued;

                                                            Year ended December 31,
                                                     --------------------------------------
                                                        2002          2001           2000
                                                     ----------    ----------    ----------
Revenues
   Total revenues for reportable segments            $  213,813    $  161,700    $  511,087
   Elimination of revenues from discontinued
     operation                                                -             -       166,295
                                                     ----------    ----------    ----------
   Total consolidated revenue                        $  213,813    $  161,700    $  344,792
                                                     ==========    ==========    ==========

Gross profit
   Total gross profit for reportable segments        $  (99,417)   $ (100,295)   $   89,706
   Elimination of gross profit from discontinued
     operation                                                -             -        48,024
                                                     ----------    ----------    ----------
   Total consolidated gross profit                   $  (99,417)   $ (100,295)   $   41,682
                                                     ==========    ==========    ==========

Operating income
   Total operating income for reportable
     segments                                        $ (112,685)   $ (122,154)   $   58,643
   Elimination of operating income from
     discontinued operation                                   -             -        42,470
                                                     ----------    ----------    ----------
   Total consolidated operating income               $ (112,685)   $ (122,154)   $   16,173
                                                     ==========    ==========    ==========

 21. Subsequent Events :

     On January 27, 2003, ASI reached an agreement with Amkor to terminate Amkor's foundry agreement and to purchase the marketing and sales operations of the wafer fabrication service from Amkor by the end of March 31, 2003. In consideration of such agreement, ASI will pay $62 million to Amkor. Subsequent to the closing of this transaction, ASI's revenues will be generated primarily from semiconductor foundry services provided directly to TI (see Note 3).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      AMKOR TECHNOLOGY, INC.

                                      By: /s/ KENNETH T. JOYCE
                                      ------------------------
                                      Kenneth T. Joyce
                                      Chief Financial Officer

                                      Dated: October 17, 2003